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                                   Exhibit 5.1

                                  July 25, 2001


NeoRx Corporation
410 West Harrison Street
Seattle, Washington  98119-4007


               Re:    NeoRx Corporation
                      Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission for the resale by certain selling shareholders of up to 800,000 shares of common stock of NeoRx Corporation (the "Company"), $.02 par value per share (the "Shares"). The Shares are issuable on the exercise of warrants (the "Warrants") held by such selling shareholders.

        We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion.

        Based upon the foregoing, we are of the opinion that, upon the happening of all of the following events:

        (a) the issuance and sale of the Shares pursuant to the terms of the Warrants and the terms of the agreement pursuant to which the Warrants were issued and receipt by the Company of the consideration required for the Shares under the terms of the Warrants,

        (b) the filing and effectiveness of the Registration Statement and any amendments thereto, and

        (c) due execution by the Company and registration by its registrar of the Shares,

        the Shares will be duly authorized, validly issued, fully paid and nonassessable

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,

                                /s/ Perkins Coie LLP
                                Perkins Coie LLP